UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________November 11, 2009_______________
Date of Report (Date of Earliest Event Reported)

Commission file number  –  2-63322

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
                       (State or other jurisdiction of                                                                  (I.R.S. Employer Identification Number)
                                                incorporation or organization)

11 North Water Street, Suite 18290                      Mobile, Alabama                        36602
                                                  (Address of principal executive offices)                                                   (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On November 11, 2009, East Gulf Shipholding, Inc., a wholly owned subsidiary of International Shipholding Corporation (the “Company”), entered into Shipbuilding Contracts with Hyundai Mipo Dockyard Co., Ltd. (the “Shipbuilding Contract”) for the purchase of three 36,000 Deadweight Ton Handysize double hull dry bulk carrier newbuildings (the “Vessels”). Concurrently with the execution and delivery of the Shipbuilding Contract, the parties also entered into a separate Option Agreement (the “Option Agreement”), granting the Company the option to purchase a fourth Vessel.

The foregoing description of the Shipbuilding Contracts and the Option Agreement does not purport to be complete and is qualified in its entirety by reference to these agreements, copies of which are expected to be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2009. Portions of these agreements may be omitted in accordance with a request for confidential treatment that the Company expects to submit separately to the Securities and Exchange Commission.

Item 7.01                      Regulation FD Disclosure

The Company issued a press release, dated November 12, 2009, announcing the execution of the Shipbuilding Contracts. The press release attached hereto as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01.                      Financial Statement and Exhibits

(d)	Exhibits

Exhibit No.                      Description

99.1	Press Release, dated November 12, 2009, issued by International Shipholding Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date :____November 12, 2009